Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 2, 2022 with respect to the consolidated financial statements of Lichen China Limited for the year ended December 31, 2021 in this Amendment No. 2 to the Registration Statement on Form F-1 of Lichen China Limited and the related Prospectus of Lichen China Limited with the Securities and Exchange Commission.

TPS Thayer, LLC

Sugar Land, Texas

July 11, 2022